Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareowners

Taubman Centers, Inc.:

We consent to the incorporation by reference in the registration statements, including amendments thereto, on Forms S-8 (Nos. 33-65934, 333-81577 and 333-125066) and on Form S-3 (Nos. 33-99636, 333-19503, 333-16781, 333-35433, 033-73038, 333-117225 and 333-125065) of Taubman Centers, Inc. of our reports dated February 27, 2006, with respect to (i) the consolidated balance sheets of Taubman Centers, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareowners’ equity, and cash flows for each of the years in the two-year period ended December 31, 2005 and related financial statement schedules and (ii) management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Taubman Centers, Inc.

KPMG LLP

Chicago, Illinois

March 1, 2006